Exhibit 99.1
NGP Capital Resources Company Announces
1st Quarter 2006 Financial Results

Houston (BusinessWire) - May 5, 2006 - NGP Capital Resources Company (NASDAQ: NGPC) today announced financial results for the first quarter ending March 31, 2006.

Highlights for the quarter ending March 31, 2006:

Stockholders' Equity: $243.0 million
Net Asset Value per share: $13.96

Operating Results:
Net increase in stockholders' equity (net assets) from operations: $1.8 million
Net investment income: $3.0 million
Net unrealized depreciation on portfolio securities: $1.1 million

Portfolio Investment Activity:
Portfolio investments added: 2
Investments during the quarter: $ 20.1 million
Number of portfolio companies at March 31, 2006: 8

Portfolio and Investment Activity

During the three months ended March 31, 2006, we added two companies to our portfolio. In January, we extended a $17 million senior secured multiple-advance term loan to Piceance Basin Properties, LLC, to develop oil and gas assets located primarily in the state of Colorado. The initial availability totaled $17 million and as of March 31, 2006, approximately $2.9 million was drawn on the facility. In March, we acted as arranger and agent for a $25 million senior secured revolving credit facility extended to Rabbit Island Properties, L.P., a private Houston, Texas based oil and gas producer operating primarily in the state waters of Louisiana. The initial availability totaled $25.0 million, with our commitment of 50%, or $12.5 million, and the remaining commitments provided by another financial institution. The initial funding under the Facility totaled $22 million, of which NGPC funded $11 million. As of March 31, 2006, $11.0 million was drawn on the facility.

As of March 31, 2006 our portfolio was invested as follows: 19.3% in senior subordinated secured notes, 16.5% in senior secured multiple-advance term loans, 4.4% in senior secured revolving credit facilities, 0.8% in participating convertible preferred stock, 4.9% in corporate senior notes, 7.9% in investment grade senior notes, 43.9% in U.S. Treasury Bills, and 2.3% in cash and cash equivalents. At March 31, 2006, the weighted average yield on targeted portfolio investments, exclusive of capital gains was 13.0%. The weighted average yield of our investment grade senior notes was 5.4%. The weighted average yield of our U.S. Treasury Bills and cash equivalents was 4.29%. The weighted average yield on our total capital invested at March 31, 2006 was 8.34%. Yields are computed using interest rates as of the balance sheet date and include amortization of loan discount points, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Operating Results - Quarter ended March 31, 2006

Investment income totaled $5.0 million for the quarter ended March 31, 2006, with $3.3 million attributable to our targeted investments and $1.7 million attributable to investments in cash equivalents and investment grade senior notes. Operating expenses for the quarter were $2.0 million and included $1.1 million of investment advisory and management fees and $0.9 million of general and administrative expenses. The resulting net investment income was $3.0 million. For the quarter ending March 31, 2006, our portfolio experienced net unrealized depreciation of $1.1 million primarily attributable to changes in market prices of investments in corporate notes. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $1.8 million, or $0.10 per share. After giving effect to the $0.16 per common share dividend declared during the quarter, stockholders’ equity (net assets) per share as of March 31, 2006 was $13.96.

Subsequent Events

On May 1, 2006, NGPC closed an $85 million Senior Secured Credit Facility (the “Facility”) and a $10 million Senior Subordinated Secured Convertible Term Loan (the “Convertible Term Loan”) with Resaca Exploitation, LP (“Resaca”), a private Houston, Texas based oil and gas producer, operating primarily in west Texas and New Mexico.  NGPC acted as arranger and agent for the Facility and the Convertible Term Loan and has committed to fund 40% of the total amount available, with the remaining commitments provided by other investors. At closing, NGPC funded $24.6 million of the Facility and $4 million of the Convertible Term Loan.

Conference Call at 11:00 a.m. Eastern Time on May 5, 2006

NGPC invites all interested persons to participate in its conference call on Friday, May 5, 2006 at 11:00 am Eastern Time. The dial-in number for the call is (800) 406-5356. International callers should dial (913) 981-5572. The pass code for the call is 4118465. The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on May 5, 2006 through 11:59 pm Eastern Time on May 12, 2006. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 4118465.

NGP CAPITAL RESOURCES COMPANY CONSOLIDATED BALANCE SHEET
	March 31, 2006	December 31, 2005
	(unaudited)	(audited)
Assets:
Investments in portfolio securities at fair value
(cost: $111,996,332 and $91,761,111, respectively)	$113,003,576	$92,847,043
Investments in corporate notes at fair value
(cost: $21,717,850 and $21,727,976, respectively)	19,460,100	20,537,900
Investments in U.S. treasury bills, at amortized cost
which approximates fair value	108,249,078	121,518,196
Total investments	240,712,754	234,903,139

Cash and cash equivalents, at cost which
approximates fair value	5,733,251	13,350,588
Accounts receivable	38,465	50,965
Interest receivable	584,208	609,545
Prepaid assets	376,806	576,029

Total assets	$247,445,484	$249,490,266

Liabilities and stockholders' equity (net assets):

Liabilities:
Accounts payable	$586,445	$407,580
Management and incentive fees payable	1,117,019	399,173
Dividends payable	2,784,016	4,785,028
Total liabilities	4,487,480	5,591,781

Commitments and contingencies

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares
authorized; 17,400,100 issued and outstanding	17,400	17,400
Paid-in capital in excess of par	244,309,260	244,309,260
Undistributed net investment (loss)	(118,150)	(324,031)
Net unrealized (depreciation) of portfolio
securities and corporate notes	(1,250,506)	(104,144)

Total stockholders’ equity (net assets)	242,958,004	243,898,485

Total liabilities and stockholders' equity (net assets)	$247,445,484	$249,490,266

Net assets per share	$13.96	$14.02

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months	For the Three Months
	ended March 31, 2006	ended March 31, 2005
	(unaudited)	(unaudited)
Investment income
Interest income	$4,858,504	$4,182,290
Dividend income	–	–
Other income	137,549	–
	4,996,053	4,182,290

Operating expenses
Management fees	1,117,019	900,000
Organization costs	–	1,111
Professional fees	121,703	173,085
Insurance expense	144,354	144,354
Credit facility fees	79,003	986
General and administrative expenses	544,077	362,932

Total operating expenses	2,006,156	1,582,468

Net investment income	2,989,897	2,599,822

Net (decrease) in unrealized (depreciation)
on portfolio securities and corporate notes	(1,146,362)	(1,298,785)

Net increase in stockholders' equity
(net assets) resulting from operations	$1,843,535	$1,301,037

Net increase in stockholders' equity (net assets)
resulting from operations per common share	$0.10	$0.07

Per Share Data
	For the Three Months	For the Three Months
	ended March 31, 2006	ended March 31, 2005
	(unaudited)	(unaudited)
Net asset value, beginning of period	$14.02	$14.03

Net investment income	0.17	0.15
Net realized and unrealized (loss) on portfolio securities	(0.07)	(0.08)
Net increase in stockholders' equity (net assets)
resulting from operations	0.10	0.07

Net asset value before dividends	14.12	14.10

Dividends declared	(0.16)	(0.12)

Net asset value, end of period	$13.96	$13.98

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. NGPC’s portfolio is invested principally in energy related private companies. From time to time, NGPC may also invest in public companies. NGPC invests primarily in senior secured and mezzanine loans in furtherance of its business plan and at times receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management.  NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $3.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release contains forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, Rich Bernardy (rbernardy@ngpcrc.com) or Kelly Plato (kplato@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.